EMPLOYMENT AGREEMENT
                              --------------------

     THIS AGREEMENT is entered into this 4th day of April, 1996, is an amendment and restatement of the agreement entered into the 11th day of January, 1996, by and between First Lancaster Bancshares, Inc. (the "Company") and Tony A. Merida (the "Employee"), effective on the closing date (the "Effective Date") of the conversion of First Lancaster Federal Savings Bank from mutual to stock form.

     WHEREAS, the Employee has heretofore been employed by the Bank as its Executive Vice President and is experienced in all phases of the business of the Bank; and

     WHEREAS, the parties desire by this writing to establish and to set forth the employment relationship between the Company and the Employee.

     NOW, THEREFORE, it is AGREED as follows:

     1. Employment.  The Employee is employed as the Executive Vice President of
        ----------
the Company. The Employee shall render such administrative and management services for the Company as are currently rendered and as are customarily performed by persons situated in a similar executive capacity. The Employee shall also promote, by entertainment or otherwise, as and to the extent permitted by law, the business of the Company. The Employee's other duties shall be such as the Board of Directors of the Company ("Board") may from time to time reasonably direct, including normal duties as an officer of the Company.

     2.  Consideration  from Company:  Joint and Several  Liability.  In lieu of
         ----------------------------------------------------------
paying the Employee a base salary during the term of this Agreement, the Company hereby agrees that to the extent permitted by law, it shall be jointly and severally liable with the Bank for the payment of all amounts due under the employment agreement of even date herewith between the Bank and the Employee. Nevertheless, the Board may in its discretion at any time during the term of this Agreement agree to pay the Employee a base salary for the remaining term of this Agreement. If the Board agrees to pay such salary, the Board shall thereafter review, not less often than annually, the rate of the Employee's salary, and in its sole discretion may decide to increase his salary.

     3.  Discretionary  Bonuses.  The Employee shall participate in an equitable
         ----------------------
manner with all other senior management employees of the Company in discretionary bonuses that the Board may award from time to time to the Company's senior management employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such discretionary bonuses.

     4. (a)  Participation  in Retirement,  Medical and Other Plans.  During the
             ------------------------------------------------------
term of this Agreement, the Employee shall be eligible to participate in the following benefit plans: group hospitalization, disability, health, dental, sick leave, life insurance, travel and/or accident insurance, auto allowance/auto lease, retirement, pension, and/or other present or future qualified plans provided by the Company.

        (b) Employee Benefits;  Expenses.  The Employee shall participate in any
            ----------------------------
fringe benefits which are or may become available to the Company's senior management employees, including for example: any stock option or incentive compensation plans, and any other benefits which are commensurate with the responsibilities and functions to be performed by the Employee under this Agreement. The Employee shall be reimbursed for all reasonable out-of-pocket business expenses which he shall incur in connection with his services under this Agreement upon substantiation of such expenses in accordance with the policies of the Company.

         5. Term.  The Company  hereby  employs the  Employee,  and the Employee
            ----
hereby accepts such employment under this Agreement, for the period commencing on the Effective Date and ending thirty-six months thereafter (or such earlier date as is determined in accordance with Section 9). Additionally, on each annual anniversary date from the Effective Date, the Employee's term of employment shall be extended for an additional one-year period beyond the then effective expiration date provided the Board determines in a duly adopted resolution that the performance of the Employee has met the Board's requirements and standards, and that this Agreement shall be extended. Only those members of the Board of Directors who have no personal interest in this Employment Agreement shall discuss and vote on the approval and subsequent review of this Agreement.

     6. Loyalty; Noncompetition.
        -----------------------

          (a) During the period of his employment hereunder and except for illnesses, reasonable vacation periods, and reasonable leaves of absence, the Employee shall devote all his full business time, attention, skill, and efforts to the faithful performance of his duties hereunder; provided, however, from time to time, the Employee may serve on the boards of directors of, and hold any other offices or positions in, companies or organizations, which will not present any conflict of interest with the Company or any of its subsidiaries or affiliates, or unfavorably affect the performance of the Employee's duties pursuant to this Agreement, or will not violate any applicable statute or regulation. "Full business time" is hereby defined as that amount of time usually devoted to like companies by similarly situated executive officers. During the term of his employment under this Agreement, the Employee shall not engage in any business or activity contrary to the business affairs or interests of the Company, or be gainfully employed in any other position or job other than as provided above.

          (b) Nothing contained in this Paragraph 6 shall be deemed to prevent or limit the Employee's right to invest in the capital stock or other securities of any business dissimilar from that of the Company, or solely as a passive or minority investor in any business.

     7. Standards. The Employee shall perform his duties under this Agreement in
        ---------
accordance with such reasonable standards as the Board may establish from time to time. The Company will provide Employee with the working facilities and staff customary for similar executives and necessary for his to perform his duties.

     8. Vacation and Sick Leave. At such reasonable  times as the Board shall in
        -----------------------
its discretion permit, the Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time, provided that:

          (a) The Employee shall be entitled to an annual vacation in accordance with the policies that the Board periodically establishes for senior management employees of the Company.

          (b) The Employee shall not receive any additional compensation from the Company on account of his failure to take a vacation or sick leave, and the Employee shall not accumulate unused vacation from one fiscal year to the next, except in either case to the extent authorized by the Board.

          (c) In addition to the aforesaid paid vacations, the Employee shall be entitled without loss of pay, to absent himself voluntarily from the performance of his employment with the Company for such additional periods of time and for such valid and legitimate reasons as the Board may in its discretion determine. Further, the Board may grant to the Employee a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as such Board in its discretion may determine.

          (d) In addition, the Employee shall be entitled to an annual sick leave benefit as established by the Board.

     9.  Termination  and  Termination  Pay.  Subject to Section 11 hereof,  the
         ----------------------------------
Employee's   employment   hereunder  may  be  terminated   under  the  following
circumstances:

          (a)  Death.  The  Employee's  employment  under this  Agreement  shall
               -----
terminate upon his death during the term of this Agreement, in which event the Employee's estate shall be entitled to receive the compensation due the Employee through the last day of the calendar month in which his death occurred.

          (b)   Disability.   (1)  The  Company  may  terminate  the  Employee's
                ----------
employment after having established the Employee's Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity which impairs the Employee's ability to substantially perform his duties under this Agreement and which results in the Employee becoming eligible for long-term disability benefits under the Company's long-term disability plan (or, if the Company has no such plan in effect, which impairs the Employee's ability to substantially perform his duties under this Agreement for a period of one hundred eighty (180) consecutive days). The Employee shall be entitled to the compensation and benefits provided for under this Agreement for (i) any period during the term of this Agreement and prior to the establishment of the Employee's Disability during which the Employee is unable to work due to the physical or mental infirmity, or (ii) any period of Disability which is prior to the Employee's termination of employment pursuant to this Section 9(b); provided that any benefits paid pursuant to the Company's long term disability plan will continue as provided in such plan.

                    (2) During any period that the Employee shall receive disability benefits and to the extent that the Employee shall be physically and mentally able to do so, he shall furnish such information, assistance and documents so as to assist in the continued ongoing business of the Company and, if able, shall make himself available to the Company to undertake reasonable assignments consistent with his prior position and his physical and mental health. The Company shall, upon substantiation by the Employee in accordance with the policies of the Company, pay all reasonable expenses incident to the performance of any assignment given to the Employee during the disability period.

                    (c) Just  Cause.  The Board may,  by  written  notice to the
                        -----------
Employee, immediately terminate his employment at any time, for Just Cause. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause. Termination for "Just Cause" shall mean termination because of, in the good faith determination of the Board, the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. Notwithstanding the foregoing, in the event of termination for Just Cause there shall be delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before the Board), such meeting and the opportunity to be heard to be held prior to, or as soon as reasonably practicable following termination, but in no event later than 60 days following such termination, finding that in the good faith opinion of the Board the Employee was guilty of conduct set forth above in the second sentence of this Subsection (c) and specifying the particulars thereof in detail. If following such meeting the Employee is reinstated, the Board may, in its discretion, direct payment to the Employee in an amount of pay that the Employee would have received if he had been employed by the Bank during the period between his termination and reinstatement.

                    (d) Without  Just  Cause;  Constructive  Discharge.  (1) The
                        ----------------------------------------------
Board may, by written notice to the Employee, immediately terminate his employment at any time for a reason other than Just Cause, in which event the Employee shall be entitled to receive the following compensation and benefits (unless such termination occurs within the time period set forth in Section 11(b) hereof in which event the benefits and compensation provided for in
Section 11 shall apply): (i) any salary provided pursuant to Section 2 hereof, up to the date of expiration of the term as provided in Section 5 hereof (including any renewal term) of this Agreement (the "Expiration Date"), plus said salary for an additional 12-month period, and (ii) at the Employee's election either (A) cash in an amount equal to the cost to the Employee of obtaining all health, life, disability and other benefits which the Employee would have been eligible to participate in through the Expiration Date based upon the benefit levels substantially equal to those that the Company provided for the Employee at the date of termination of employment or (B) continued participation under such Company benefit plans through the Expiration Date, but only to the extent the Employee continues to qualify for participation therein. All amounts payable to the Employee shall be paid, at the option of the Employee, either (I) in periodic payments through the Expiration Date, or (II) in one lump sum within ten (10) days of such termination.

                    (2) The Employee may voluntarily terminate his employment under this Agreement, and the Employee shall thereupon be entitled to receive the compensation and benefits payable under Section 9(d)(1) hereof, within ninety (90) days following the occurrence of any of the following events, which has not been consented to in advance by the Employee in writing (unless such voluntary termination occurs within the time period set forth in Section 11(b) hereof in which event the benefits and compensation provided for in Section 11 shall apply): (i) the requirement that the Employee move his personal residence, or perform his principal executive functions, more than thirty (30) miles from his primary office; (ii) a material reduction in the Employee's base compensation, as the same may be changed by mutual agreement from time to time other than in connection with an institution-wide reduction; (iii) the failure by the Company to continue to provide the Employee with compensation and benefits provided for under this Agreement, as the same may be increased from time to time, or with benefits substantially similar to those provided to him under any of the employee benefit plans in which the Employee now or hereafter becomes a participant, or the taking of any action by the Company which, directly or indirectly, would materially reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by him;
(iv) the assignment to the Employee of duties and responsibilities materially different from those normally associated with his position as referenced at
Section  1; (v) a  failure  to elect or  reelect  the  Employee  to the Board of
Directors of the Company if the Employee was serving on the Board on the Effective Date or was otherwise elected to the Board during the term of this Agreement; (vi) a material diminution or reduction in the Employee's responsibilities or authority (including reporting responsibilities) in connection with his employment with the Company; or (vii) a material reduction in the secretarial or other administrative support of the Employee other than in connection with an institution-wide reduction in force.

                    (3) In the event that Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") becomes applicable to payments made under this Section 9(d), and the payments exceed the "Maximum Amount" as defined in
Section 11(a)(1) hereof, the payments shall be reduced as provided by Section 11(a)(2) of this Agreement.

                    (e) Voluntary Termination by Employee. Subject to Section 11
                        ---------------------------------
hereof, the Employee may voluntarily terminate employment with the Company during the term of this Agreement, upon at least 60 days prior written notice to the Board of Directors, in which case the Employee shall receive only his compensation, vested rights and employee benefits up to the date of his termination.

     10. No  Mitigation.  The  Employee  shall not be required  to mitigate  the
         --------------
amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Employee in any subsequent employment.

     11. Change in Control.
         ----------------

                    (a)  Change  in  Control;   Involuntary   Termination.
                         ------------------------------------------------
(1) Notwithstanding any provision herein to the contrary, if the Employee's employment under this Agreement is terminated by the Company, without the Employee's prior written consent and for a reason other than Just Cause, in connection with or within twelve (12) months after any change in control of the Bank or the Company, the Employee shall, subject to Paragraph (2) of this
Section 11(a), be paid an amount equal to the difference between (i) the product of 2.99 times his "base amount" as defined in Section 280G(b)(3) of the Code and regulations promulgated thereunder (the "Maximum Amount"), and (ii) the sum of any other parachute payments (as defined under Section 280G(b)(2) of the Code) that the Employee receives on account of the change in control. Said sum shall be paid in one lump sum within ten (10) days of such termination. This paragraph would not apply to a termination of employment due to death, Disability or voluntary termination by the Employee.

                    (2) In the event that the Employee  and the Company  jointly determine and agree that the total parachute  payments  receivable under clauses
(i) and (ii) of Section 11(a)(1) hereof exceed the Maximum Amount, notwithstanding the payment procedure set forth in Section 11(a)(1) hereof, the Employee shall determine which and how much, if any, of the parachute payments to which he is entitled shall be eliminated or reduced so that the total parachute payments to be received by the Employee do not exceed the Maximum Amount. If the Employee does not make his determination within ten business days after receiving a written request from the Company, the Company may make such determination, and shall notify the Employee promptly thereof. Within five business days of the earlier of the Company's receipt of the Employee's determination pursuant to this paragraph or the Company's determination in lieu of a determination by the Employee, the Company shall pay to or distribute to or for the benefit of the Employee such amounts as are then due the Employee under this Agreement.

                    (3) As a result of uncertainty in application of Section 280G of the Code at the time of payment hereunder, it is possible that such payments will have been made by the Company which should not have been made ("Overpayment") or that additional payments will not have been made by the Company which should have been made ("Underpayment"), in each case, consistent with the calculations required to be made under Section 11(a)(1) hereof. In the event that the Employee, based upon the assertion by the Internal Revenue Service against the Employee of a deficiency which the Employee believes has a high probability of success, determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to or for the benefit of

Employee shall be treated for all purposes as a loan ab initio which the Employee shall repay to the Company together with interest at the applicable federal rate provided for in Section 7872(f)(2)(B) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by the Employee to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Employee is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Employee and the Company determine, based upon controlling precedent or other substantial authority, that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Employee together with interest at the applicable federal rate provided for in Section 7872(f)(2)(B) of the Code.

                    (4) The term "change in control" shall mean any one of the following events: (1) the acquisition of ownership, holding or power to vote more than 25% of the Bank's or the Company's voting stock, (2) the acquisition of the ability to control the election of a majority of the Bank's or the Company's directors, (3) the acquisition of a controlling influence over the management or policies of the Bank or the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), (4) the acquisition of control of the Bank or the Company within the meaning of 12 C.F.R. Part 574 or its applicable equivalent (except in the case of (1), (2), (3) and (4) hereof, ownership or control of the Bank by the Company itself shall not constitute a "change in control"), or (5) during any period of two consecutive years, individuals who at the beginning of such period (the "Continuing Directors") constitute the Board of Directors of the Company or the Bank (the "Existing Board") cease for any reason to constitute at least a majority thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least a majority of the Continuing Directors then in office shall be considered a Continuing Director. For purposes of this subparagraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

                    (b)    Change    in    Control;    Voluntary    Termination.
                           -----------------------------------------------------
Notwithstanding any other provision of this Agreement to the contrary, but subject to Sections 11(a)(2), 11(a)(3), and 11(c) hereof, the Employee may voluntarily terminate his employment under this Agreement within thirty (30) days following a change in control of the Bank or the Company, as defined in
Section  11(a)(4)  hereof,  and be entitled to receive the payment  described in
Section 11(a)(1) of this Agreement. Alternatively, the Employee may voluntarily terminate his employment under this Agreement within twelve (12) months following such change in control of the Bank or the Company and the Employee shall thereupon be entitled to receive the payment described in Section 11(a)(1) of this Agreement upon the occurrence of any of the following events, or within 90 days thereafter, which has not been consented to in advance by the Employee in writing: (i) the requirement that the Employee perform his principal executive functions more than thirty (30) miles from his primary office as of the date of the change in control; (ii) a material reduction in the Employee's base compensation as in effect on the date of the change in control or as the same may be changed by mutual agreement from time to time other than in connection with an institution-wide reduction in force; (iii) the failure by the Company to continue to provide the Employee with compensation and benefits provided for under this Agreement, as the same may be increased from time to time, or with benefits substantially similar to those provided to him under any employee benefit in which the Employee is a participant, or the taking of any action by the Company which, directly or indirectly, would materially reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by him at the time of the change in control; (iv) the assignment to the Employee of duties and responsibilities materially different from those normally associated with his position as referenced at Section 1; (v) a failure to elect or reelect the Employee to the Board of Directors of the Company, if the Employee is serving on the Board on the date of the change in control; (vi) a material diminution or reduction in the Employee's responsibilities or authority (including reporting responsibilities) in connection with his employment with the Company if the Employee was serving on the Board on the Effective Date or was otherwise elected to the Board during the term of this Agreement; or (vii) a material reduction in the secretarial or other administrative support of the Employee other than in connection with an institution-wide reduction in force.

                    (c) Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.

                    (d) In the event that any dispute arises between the Employee and the Company as to the terms or interpretation of this Agreement, including this Section 11, whether instituted by formal legal proceedings or otherwise, including any action that the Employee takes to enforce the terms of this Section 11 or to defend against any action taken by the Company, the Employee shall be reimbursed for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, provided that the Employee shall obtain a final judgement by a court of competent jurisdiction in favor of the Employee. Such reimbursement shall be paid within ten (10) days of Employee's furnishing to the Company written evidence, which may be in the form, among other things, of a cancelled check or receipt, of any costs or expenses incurred by the Employee.

     12.  Federal Income Tax  Withholding.  The Company may withhold all Federal
          -------------------------------
and State income or other taxes from any benefit payable under this Agreement as shall be required pursuant to any law or government regulation or ruling.

     13. Successors and Assigns.
         ----------------------

                    (a) Company.  This  Agreement  shall inure to the benefit of
                        -------
and be binding upon any corporate or other successor of the Company which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Company.

                    (b)  Employee.  Since the  Company  is  contracting  for the
                         --------
unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Company; provided, however, that nothing in this paragraph shall preclude (i) the Employee from designating a beneficiary to receive any benefit payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of the Employee or his estate from assigning any rights hereunder to the person or persons entitled thereunto.

                    (c)  Attachment.  Except  as  required  by law,  no right to
                         ----------
receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to exclusion, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

     14.  Amendments.  No  amendments  or additions to this  Agreement  shall be
          ----------
binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

     15. Applicable Law. Except to the extent preempted by Federal law, the laws
         --------------
of the Commonwealth of Kentucky shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

     16.  Severability.  The  provisions  of  this  Agreement  shall  be  deemed
          ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     17. Entire  Agreement.  This Agreement,  together with any understanding or
         -----------------
modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.


ATTEST:                               FIRST LANCASTER BANCSHARES, INC.

/s/ Kathy G. Johnica                  By: /s/ Virginia R.S. Stump
--------------------------                -------------------------------
Secretary                                 Chairman of the Board


WITNESS:

/s/ Karen S. Hatfield                     /s/ Tony A. Merida
--------------------------                -------------------------------
                                          Tony A. Merida